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                                                            EXHIBIT 5.1

                                    WALKERS
                                Attorneys-at-Law

                         P.O. Box 265GT, Walker House,
                          Grand Cayman, Cayman Islands
              Tel:   (345) 949-0100           Fax:  (345) 949-7886
                            Email:   walker@candw.ky



TRANSOCEAN SEDCO FOREX INC.
4 GREENWAY PLAZA
HOUSTON, TEXAS 77046
UNITED STATES OF AMERICA

                                                                January 11, 2000

Gentlemen,

VALIDITY OF ISSUE OF ORDINARY SHARES OF TRANSOCEAN SEDCO FOREX INC., A CAYMAN ISLANDS EXEMPTED COMPANY.

We have acted as special Cayman Islands counsel to Transocean Sedco Forex Inc., a Cayman Islands exempted company ("TRANSOCEAN"), in connection with its amendment of its Long-Term Incentive Plan (the "LTIP") and its Employee Stock Purchase Plan (the "ESPP"), including a reservation of additional Transocean ordinary shares, of a par or nominal value of US$0.01 per share ("ORDINARY SHARES"), to be issued under the terms of the LTIP and the ESPP. Under the amendment to the LTIP, Transocean reserved an additional 7,000,000 Ordinary Shares for issuance, including increases of 200,000 Ordinary Shares subject to issuance to outside directors and of 150,000 Ordinary Shares subject to awards of freestanding share appreciation rights. Under the amendment to the ESPP, Transocean reserved an additional 500,000 Ordinary Shares for issuance.

          We have been asked to provide this legal opinion to you in connection with Transocean's filing of the Registration Statements on Form S-8, pursuant to the Securities Act of 1933, as amended, to register the additional shares issuable under the LTIP and the ESPP and any additional registration statements or post-effective amendments thereto filed by Transocean pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("462(B) REGISTRATION STATEMENTS").


For the purposes of giving this opinion, we have examined the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.
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We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the laws of the Cayman Islands:

     When issued and sold pursuant to the provisions of the LTIP and the ESPP, as applicable, the Ordinary Shares will be recognized as having been duly authorised, and validly issued, fully paid and non-assessable.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit, the benefit of your legal advisers acting in that capacity in relation to this transaction and the shareholders of Transocean and may not be relied upon by any other person without our prior written consent. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statements on Form S-8 that are referred to herein and any related 462(b) Registration Statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

                                    Yours faithfully,



                                    /s/Walkers
                                    WALKERS

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                                  SCHEDULE 1


                          LIST OF DOCUMENTS EXAMINED


1.   The Memorandum and Articles of Association of Transocean.

2. The Resolutions adopted by the Board of Directors of Transocean pursuant to their meeting of September 9, 1999.

3. The Resolutions adopted by the shareholders of Transocean at an extraordinary general meeting of Transocean shareholders held on December 10, 1999.

4. Such other documents as we have considered necessary for the purposes of rendering this opinion.

The documents at paragraphs 2 and 3 above are referred to in this opinion as the "RESOLUTIONS".

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                                  SCHEDULE 2


                                  ASSUMPTIONS


The opinions hereinbefore given are based upon the following assumptions insofar as each such assumption may relate to the opinions given:

1. All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed and that all copies conform to their originals.

2. The Minute Book of Transocean supplied to us on January 4, 2000 by Transocean contain a complete record of the business transacted by it.

3. The corporate records of Transocean supplied to us on January 4, 2000 by Transocean constitute its complete corporate records and that all matters required by law to be recorded therein are so recorded.

4. From the date of the Resolutions, no corporate or other action has been taken by Transocean to amend, alter or repeal the Resolutions.

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